UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2011

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2011, Avnet, Inc. (“Avnet”) entered into a credit agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, the Royal Bank of Scotland PLC, BNP Paribas, the Bank of Nova Scotia and the Bank of Tokyo-Mitsubishi UFJ, LTD., as Syndication Agents, and various other lenders. The Credit Agreement provides for a five-year $1,000,000,000 senior unsecured revolving credit facility, consisting of revolving credit facilities and the issuance of up to $150,000,000 of letters of credit. All indebtedness incurred under the Credit Agreement is unsecured. Subject to certain conditions, the Credit Agreement may be increased up to $1,250,000,000. This credit facility replaces Avnet’s previous $500,000,000 senior unsecured revolving credit facility. The new credit facility is scheduled to mature on November 18, 2016.

Loans may be made under the Credit Agreement in U.S. Dollars, Euros, Pounds Sterling, Australian Dollars, Hong Kong Dollars, Singapore Dollars, Japanese Yen and other specified currencies. Avnet’s subsidiaries may become borrowers under the Credit Agreement, subject to certain conditions including the guarantee by Avnet of the obligations of any such subsidiary borrower.

The interest rate applicable to any loan under the Credit Agreement is, at Avnet’s option, either LIBOR plus an “applicable margin” (as defined below), or a “base rate” (defined as the higher of (i) the Federal Funds rate plus 0.50% per annum, (ii) the Bank of America prime rate and (iii) LIBOR plus 1.00% per annum) plus an “applicable margin.” The “applicable margin” is determined based on the long term unsecured senior, non-credit enhanced debt ratings of Avnet by Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC.

Avnet’s ability to borrow under the Credit Agreement is subject to certain conditions, including compliance with certain covenants and making certain representations and warranties. The failure to satisfy any of the covenants or the occurrence of other specified events that constitute an event of default could result in acceleration of the repayment obligations of Avnet under the Credit Agreement.

The description of the provisions of the Credit Agreement set forth above is qualified in its entirety by reference to the full and complete terms contained in the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated into this Item 1.01 by reference.

Some or all of the parties to the Credit Agreement, or their affiliates, have in the past provided investment or commercial banking services to Avnet and its affiliates for which they received customary fees and expenses and they may provide similar services in the future.

Item 1.02 Termination of a Material Definitive Agreement.

On November 18, 2011 and in connection with the execution and delivery of the Credit Agreement described in Item 1.01 above, Avnet terminated its existing senior unsecured revolving credit facility, dated as of September 27, 2007, among Avnet, Avnet Japan Co., Ltd., Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Banc of America Securities LLC, as joint lead arranger and sole book manager, ABN Amro Incorporated, as joint lead arranger, and various other lenders thereto. Avnet used available cash to repay all indebtedness and fees outstanding thereunder. The disclosure provided under Item 1.01 above is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above and incorporated herein by reference.

Item 8.01 Other Events.

On November 21, 2011, Avnet issued a press release announcing that Avnet had entered into the Credit Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Credit Agreement dated as of November 18, 2011
99.1	Press Release of Avnet, Inc. dated November 21, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

November 21, 2011	By:	/s/ Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of November 18, 2011
99.1	Press Release of Avnet, Inc. dated November 21, 2011